UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

APERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2445 Technology Forest Blvd

Building 4, 12th Floor

The Woodlands, Texas 77381

(Address of principal executive offices)

(281) 403-5772

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On May 3, 2018, Apergy Corporation (“Apergy” or the “Company”), a wholly owned subsidiary of Dover Corporation (“Dover”), issued $300 million in aggregate principal amount of its 6.375% Senior Notes due 2026 (the “Notes”) under an indenture, dated as of May 3, 2018 (the “Indenture”), between Apergy and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were offered for sale to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States in compliance with Regulation S under the Securities Act.

Interest and Maturity

Interest on the Notes will accrue at the rate of 6.375% per annum and will be payable semi-annually in arrears on May 1 and November 1 commencing on November 1, 2018. The Notes will mature on May 1, 2026.

Escrow of Proceeds and Special Mandatory Redemption

Upon the closing of the Notes offering, the Company deposited the gross proceeds (plus an amount related to interest that would accrue on the Notes to, but excluding, May 31, 2018) into a segregated escrow account with JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”), pursuant to an escrow agreement entered into among the Company, the Trustee and the Escrow Agent. The escrowed funds will be released to the Company upon the satisfaction of certain conditions (the “release conditions”), including the consummation of the previously announced spin-off of the Company from Dover (the “Spin-off”). Following the release of the proceeds from escrow upon satisfaction of the release conditions, the Company intends to use the net proceeds from the offering of the Notes, together with borrowings under the Term Loan Facility (as defined below) that the Company expects to enter into in connection with the Spin-off, to fund a cash payment to Dover and to pay fees and expenses incurred in connection with the Spin-off. If the release conditions are not satisfied on or prior to May 31, 2018, the Company will be required to redeem the Notes at a special mandatory redemption price of 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of such special mandatory redemption. The escrowed funds would be released and applied to pay for any such special mandatory redemption.

Guarantees and Ranking

On the effective date of the Spin-off, which the Company expects to occur on May 9, 2018 (the “Effective Date”), the Notes will be guaranteed, on a joint and several basis, by Apergy’s subsidiaries (the “Guarantors”) that guarantee Apergy’s obligations under the Senior Secured Credit Facilities (as defined below) and all of its future subsidiaries that guarantee the Senior Secured Credit Facilities or certain other indebtedness of the Company or any of the Guarantors. The guarantees will be each Guarantor’s senior unsecured obligation and will rank pari passu in right of payment with each Guarantor’s existing or future senior debt and senior in right of payment to any future subordinated debt of such Guarantor. The guarantees will be effectively subordinated to any future and existing secured debt of the Guarantors, including the Senior Secured Credit Facilities, to the extent of the value of the assets securing such debt.

The Notes will be the Company’s senior unsecured obligations, will rank pari passu in right of payment with future and existing senior debt of the Company and will rank senior in right of payment to any future subordinated debt of the Company. The Notes will be effectively subordinated to any future and existing secured debt of the Company, including its new Senior Secured Credit Facilities, to the extent of the value of the assets securing such secured debt. The Notes will be structurally subordinated to all of the liabilities of Apergy’s subsidiaries that do not guarantee the notes.

Optional Redemption

On or after May 1, 2021, the Company may redeem the Notes, in whole or in part, at the following redemption prices, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of each of years set forth in the table below:

Year	Percentage
2021	104.781%
2022	103.188%
2023	101.594%
2024 and thereafter	100.000%

At any time prior to May 1, 2021, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, subject to the rights of holders of record of notes on the relevant record date to receive interest due on the relevant interest payment date. “Applicable Premium” means, with respect to any note on any redemption date, the greater of: (1) 1.0% of the principal amount of such note; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at May 1, 2021 (such redemption price being set forth in the table above), plus (ii) all required interest payments due on such note through May 1, 2021 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points, over (b) the principal amount of such note.

In addition, until May 1, 2021, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 106.375% of the aggregate principal amount, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, with the net cash proceeds of certain equity offerings if at least 65% of sum of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding afterward and the Company redeems the Notes within 180 days of completing the equity offering.

Change of Control

If a change of control repurchase event (as defined in the Indenture) occurs, the Company will be required to make an offer to purchase all of the Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest up to, but excluding, the repurchase date.

Asset Sales

If the Company or any of its restricted subsidiaries engages in certain asset sales, the Company will be required under certain circumstances to make an offer to purchase the Notes at 100% of the principal amount of the Notes, plus accrued and unpaid interest up to, but excluding, the repurchase date.

Covenants

The Indenture will limit the ability of the Company and its restricted subsidiaries to, among other things: pay dividends or distributions, repurchase equity, prepay subordinated debt and make other restricted payments; incur additional debt or issue certain preferred shares; make certain investments; sell or transfer certain assets; incur liens on assets; merge, consolidate or sell all or substantially all of its assets; enter into transactions with affiliates; designate its subsidiaries as unrestricted subsidiaries; and create or cause to exist certain restrictions on the ability of non-Guarantor restricted subsidiaries to pay dividends or make other payments to it.

If in the future the Notes have investment grade ratings from both Moody’s Investors Services, Inc. and Standard & Poor’s Rating Services and no default has occurred and is continuing under the Indenture, the Company and its restricted subsidiaries will not be subject to certain of such covenants.

Events of Default

The Indenture provides for customary events of default which, if any of them occurs (subject to certain exceptions) and is continuing under the Indenture, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

The foregoing descriptions of the Indenture and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Escrow Agreement, copies of which are filed as Exhibit 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On May 3, 2018, Apergy and the Representative entered into a registration rights agreement with respect to the Notes (the “Registration Rights Agreement”). Apergy has agreed under the Registration Rights Agreement to use its commercially reasonable efforts to file with the Securities and Exchange Commission (“SEC”) and cause to become effective a registration statement relating to a registered offer to exchange the notes for an issue of SEC-registered notes with terms identical in all material respects to the Notes (subject to certain exceptions).

In the event that the exchange offer is not completed on or prior to the date that is 365 days after the issue date, the Company will use its commercially reasonable efforts to file and cause to become effective a shelf registration statement relating to resales of the Notes.

If the Company fails to satisfy these obligations (a “registration default”) under the Registration Rights Agreement, the annual interest rate on the Notes will increase by 0.25% for the first 90-day period beginning on the day immediately following such registration default. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If the registration default is corrected the applicable interest rate on the Notes will revert to the original level. If the Company must pay additional interest, the Company will pay it to the holders of the Notes in cash on the same original interest payment dates as interest on the notes is payable.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 8.01	Other Events.

In connection with the Spin-off, the Company expects to enter into a new credit agreement on the Effective Date governing the terms its new senior secured credit facilities, consisting of (i) a seven year senior secured term loan B facility (the “Term Loan Facility”) and (ii) an undrawn five-year senior secured revolving credit facility (the “Revolving Credit Facility,” together with the Term Loan Facility, the “Senior Secured Credit Facilities”), with Apergy as borrower and certain of its current and future wholly owned U.S. subsidiaries as guarantors, JPMorgan Chase Bank, N.A. as administrative agent, and the lenders from time to time party thereto.

The proceeds of the Senior Secured Credit Facilities are expected to be used to (i) pay fees and expenses payable in connection with the Spin-off, (ii) to pay amounts payable to Dover and (iii) for working capital and other general corporate purposes of Apergy and the subsidiary guarantors.

Term Loan Facility

The Term Loan Facility is expected to have an initial commitment of $415.0 million. The full amount of the Term Loan Facility is expected to be funded in a single drawing on the Effective Date. Amounts borrowed under the Term Loan Facility that are repaid or prepaid may not be reborrowed. The Term Loan Facility will mature seven years from the Effective Date.

Revolving Credit Facility

The Revolving Credit Facility is expected to consist of a five-year senior secured revolving credit facility with aggregate commitments in an amount equal to $250.0 million, of which up to $50.0 million is available for the issuance of letters of credit. Amounts repaid under the Revolving Credit Facility may be reborrowed. The Revolving Credit Facility will mature five years from the Effective Date.

Guarantees and Collateral

The indebtedness, obligations and liabilities under the Senior Secured Credit Facilities will be unconditionally guaranteed jointly and severally on a senior secured basis by Apergy and the subsidiary guarantors, and are expected to be secured, subject to permitted liens and other exceptions and exclusions, by a first-priority lien on substantially all tangible and intangible assets of Apergy and each subsidiary guarantor (including (i) a perfected pledge of all of the capital stock of each direct, wholly-owned subsidiary held by Apergy or any subsidiary guarantor (subject to certain limitations with respect to foreign subsidiaries) and (ii) perfected security interests in, and mortgages on, equipment, general intangibles, investment property, intellectual property, material fee-owned real property, intercompany notes and proceeds of the foregoing) except for certain excluded assets.

Mandatory Prepayments

Subject to certain exceptions, the Term Loan Facility will be subject to mandatory prepayments, including the amount equal to: 100% of the net cash proceeds from the incurrence of indebtedness by Apergy and its restricted subsidiaries not permitted under the Senior Secured Credit Facilities; 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by Apergy and its restricted subsidiaries (including casualty insurance and condemnation proceeds, but with exceptions for sales of inventory and other ordinary course dispositions, obsolete or worn-out property, property no longer useful in the business and other exceptions), subject to (i) reinvestment periods and (ii) step-downs to 75% and 50% based on certain leverage targets; and 50% of excess cash flow with step-downs to 25% and 0% based on certain leverage targets.

Voluntary Prepayments

Apergy may voluntarily prepay amounts outstanding under the Term Loan Facility in whole or in part at any time without premium or penalty (other than a 1.00% premium payable during the six months following the Effective Date on the amount of loans prepaid or repaid in connection with a repricing transaction), subject to the payment of customary breakage costs in the case of LIBOR rate loans. Apergy may voluntarily prepay and reborrow amounts outstanding under the Revolving Credit Facility in whole or in part at any time without premium or penalty, subject to the payment of customary breakage costs in the case of LIBOR rate loans.

Commitments under the Revolving Credit Facility may be reduced in whole or in part at any time without premium or penalty.

Interest Rates and Fees

At Apergy’s election, outstanding borrowings under the Senior Secured Credit Facilities will accrue interest at a per annum rate of (i) a LIBOR rate plus the applicable spread or (ii) a base rate plus the applicable spread.

During an event of default, overdue amounts under the Senior Secured Credit Facilities may bear interest at a rate 2.00% in excess of the otherwise applicable rate of interest.

Apergy will pay certain fees with respect to the Senior Secured Credit Facilities, including an unused commitment fee on the undrawn portion of the Revolver as well as certain other unused fees.

Covenants

The Senior Secured Credit Facilities will contain a number of customary covenants that, among other things, will limit or restrict the ability of Apergy and the restricted subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements.

In addition, Apergy will be required to comply on a quarterly basis with (a) a minimum interest coverage ratio (consolidated EBITDA to consolidated interest expense) and (b) varying maximum leverage targets.

Events of Default

The Senior Secured Credit Facilities will contain customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; and change of control.

The foregoing descriptions of the Term Loan Facility and the Revolving Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Credit Agreement, a copy of which is attached as Exhibit 99.1, respectively, to this Current Report on Form 8-K.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report includes “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the intended Spin-off, the Notes offering, the Senior Secured Credit Facilities and other non-historical statements. Apergy refers you to the Information Statement that is an exhibit to Apergy’s Registration Statement on Form 10, originally filed with the SEC on March 26, 2018, as amended and supplemented, for a discussion of risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Apergy undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of May 3, 2018, between Apergy Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 6.375% Senior Notes due 2026 (included as Exhibit 1 to the Indenture filed herewith as Exhibit 4.1).

4.3	Registration Rights Agreement, dated May 3, 2018, by and between Apergy Corporation and J.P. Morgan Securities LLC, for itself and on behalf of the several initial purchasers.

10.1	Escrow Agreement, dated May 3, 2018, by and among Wells Fargo Bank, National Association, Apergy Corporation and JPMorgan Chase Bank, N.A.

99.1	Form of Credit Agreement, by and among Apergy Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and certain financial institutions party thereto as letter of credit issuing banks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APERGY CORPORATION

By:	/s/ Julia Wright
	Name:	Julia Wright
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 7, 2018